Exhibit 24 Powers of Attorney

KNOW ALL MEN BY THESE PRESENTS, that each of the undersigned directors and officers of Albany International Corp., a Delaware corporation (“the Registrant”), which contemplates that it will file with the Securities and Exchange Commission (“the SEC”) under, or in connection with, the provisions of the Securities Exchange Act of 1934, as amended, or rules and regulations promulgated thereunder, an Annual Report on Form 10-K for the year ended December 31, 2011 (such report, together with any amendments, supplements, and exhibits thereto, is collectively hereinafter referred to as “Form 10-K”), hereby constitutes and appoints Joseph G. Morone, David M. Pawlick, Charles J. Silva Jr., John B. Cozzolino, and Joseph M. Gaug, and each of them with full power to act without the others, his or her true and lawful attorneys-in-fact and agents, with full and several power of substitution, for him or her in his or her name, place, and stead, in any and all capacities, to sign the Form 10-K and any or all other documents relating thereto, with power where appropriate to affix the corporate seal of the Registrant thereto and to attest said seal, and to file the Form 10-K, together with any and all other information and documents in connection therewith, with the SEC, hereby granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform any and all acts and things requisite and necessary to be done in and about the premises, as fully to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

The appointment of any attorney-in-fact and agent hereunder shall automatically terminate at such time as such attorney-in-fact and agent ceases to be an officer of the Registrant. Any of the undersigned may terminate the appointment of any of his or her attorneys-in-fact and agents hereunder by delivering written notice thereof to the Registrant.

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IN WITNESS WHEREOF, the undersigned have duly executed this Power of Attorney this 23rd day of February, 2012.

/s/ Erland E. Kailbourne	/s/ Joseph G. Morone
Erland E. Kailbourne	Joseph G. Morone
Chairman of the Board and Director	President and Chief Executive
Officer and Director
(Principal Executive Officer)

/s/ John B. Cozzolino	/s/ David M. Pawlick
John B. Cozzolino	David M. Pawlick
Chief Financial Officer and Treasurer	Vice President - Controller
(Principal Financial Officer)	(Principal Accounting Officer)

/s/ John C. Standish	/s/ Christine L. Standish
John C. Standish	Christine L. Standish
Vice Chairman of the Board and Director	Director

/s/ Juhani Pakkala	/s/ Paula H. J. Cholmondeley
Juhani Pakkala	Paula H. J. Cholmondeley
Director	Director

/s/ John F. Cassidy, Jr.	/s/ Edgar G. Hotard
John F. Cassidy, Jr.	Edgar G. Hotard
Director	Director

/s/ John R. Scannell
John R. Scannell
Director

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